SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2006

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant
as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of
Incorporation)

0-11053		23-2093008
(Commission File Number)		(IRS Employer Identification No.)

100 CTE Drive
Dallas, PA		18612-9774
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 631-2700

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On December 8, 2006, Commonwealth Telephone Enterprises, Inc. (“CTE”) issued a press release announcing that a special meeting of shareholders will be held on January 25, 2007 to consider and vote on the proposal to adopt the Agreement and Plan of Merger dated as of September 17, 2006 among CTE, Citizens Communications Company (“Citizens”) and CF Merger Corp., a wholly-owned subsidiary of Citizens, pursuant to which CF Merger Corp. will merge with and into CTE, with CTE surviving as a wholly-owned subsidiary of Citizens. The special meeting will be held at 3:00 p.m., local time, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.  Shareholders of record as of the close of business on December 19, 2006 will be entitled to notice of the special meeting and to vote on the proposal to adopt the merger agreement and any other matter that may properly come before the special meeting.

     A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 8, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date:	December 8, 2006	By:	/s/ Raymond B. Ostroski

			Name:	Raymond B. Ostroski
			Title:	Senior Vice President, General Counsel and
Secretary

INDEX TO EXHIBIT

Exhibit No.	Description
99.1	Press Release dated December 8, 2006.